EXHIBIT 4.2



                              KIRLIN HOLDING CORP.


                             SUBSCRIPTION AGREEMENT




                                  INSTRUCTIONS


                IMPORTANT: PLEASE READ CAREFULLY BEFORE SIGNING.
           SIGNIFICANT REPRESENTATIONS ARE CONTAINED IN THIS DOCUMENT.



         1.       Fill in your name and amount of investment on Page 1.

         2. Individual Investors must complete the requested information on Pages 13 and 14 and sign the signature page on Page 14.

         3. Entity Investors must complete the requested information on Pages 15 and 16. and if applicable Page 17 and sign the signature page on Page 16 and if applicable, Page 17.


                       DELIVER THE EXECUTED AGREEMENTS TO:

                             KIRLIN SECURITIES, INC.
                              6901 JERICHO TURNPIKE
                             SYOSSET, NEW YORK 11791
                             ATTENTION: ALBERT AUER,
                 ALONG WITH PAYMENT FOR THE UNITS SUBSCRIBED FOR

If you are tendering a check, make it payable to "Kirlin Securities -- Kirlin Holding Special Account." If you are paying by wire transfer, please contact Mr. Albert Auer of Kirlin Securities for instructions at (800) 969-8505.

         If you have any questions regarding this form, please contact Mr. Albert Auer of Kirlin Securities for instructions at (800) 969-8505.




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                                      Print Name of Subscriber ________________

                                        Amount of Investment __________________


                             SUBSCRIPTION AGREEMENT


Kirlin Holding Corp. ("Company") and the Investor hereby agree as follows:

1. Subscription for Securities. I (sometimes referred to herein as the "Investor") hereby subscribe for and agree to purchase the number of units ("Unit(s)") set forth on the signature page hereto upon the terms and conditions described in this Agreement. Each Unit consists of 100,000 shares of common stock of the Company, 50,000 Class A Warrants and 50,000 Class B Warrants for a purchase price of $100,000 per Unit. The Class A Warrant and Class B Warrant are identical except for the exercise price per share of each Warrant. The exercise price of the Class A Warrants will be $1.50 per share and the exercise price of the Class B Warrants will be $2.50 per share. The Warrants will have the terms and conditions contained in the forms of Warrant attached as exhibits to the Supplement dated August 31, 2001 to the Confidential Term Sheet dated August 1, 2001 (collectively, the "Term Sheet"). Kirlin Securities, Inc. ("Kirlin Securities"), a wholly owned subsidiary of the Company, is acting as exclusive placement agent for the Offering.

2. Offering Period. The Units will be offered for sale until October 31, 2001 or an earlier date at the discretion of the Company ("Termination Date").

3. Investor Delivery of Documents and Payment. I hereby tender to Kirlin Securities, as placement agent for the Company (i) the full purchase price of the Units by check or wire, and (ii) one manually executed copy of this Subscription Agreement. If you are tendering a check, make it payable to "Kirlin Securities - Kirlin Holding Special Account." If you are paying by wire transfer, please contact Mr. Albert Auer of Kirlin Securities for instructions at (800) 969-8505. Prior to the earlier of a Closing (as defined in Section 5 hereof) or the Termination Date, my check or wire transfer will be held in a non-interest bearing segregated bank account of Kirlin Securities subject to the terms and conditions herein. If the Company does not receive and accept my subscription by the Termination Date, my payment will be returned to me without interest or deduction.

4. Acceptance or Rejection of Subscription. The Company and Kirlin Securities have the right to reject this subscription for the Units, in whole or in part for any reason and at any time prior to the Closing, notwithstanding prior receipt by me of notice of acceptance of my subscription. In the event of the rejection of this subscription, my payment will be returned promptly to me without interest or deduction and this Subscription Agreement will have no force or effect. The Units subscribed for herein will not be deemed issued to or owned by me until one copy of this Subscription Agreement has been executed by me and countersigned by the Company and the Closing with respect to my subscription has occurred.

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5.   Closing and Delivery of Securities. The Offering is being made on a "best efforts, no minimum" basis. Accordingly, there is no minimum amount of Units that must be subscribed for in order for the Company to hold a closing with respect to those Units that are subscribed and paid for. The Company anticipates it will hold closings from time to time for subscriptions accepted up to the Termination Date. The initial closing ("Closing") will occur at the offices of Graubard Miller, counsel to the Company, at any time up to the Termination Date, as determined jointly by the Company and Kirlin Securities. Subsequent closings with respect to the sale of additional Units, may take place at any time with respect to subscriptions accepted by the Termination Date (each such closing, together with the first Closing, being referred to as the "Closing"). In the event my subscription is accepted and there is a Closing, my payment will be released to the Company and the certificates representing the Units will be delivered promptly to me along with a fully executed version of this Agreement.

6. Offering to Accredited Investors. This Offering is limited to accredited investors as defined in Section 2(15) of the Securities Act of 1933, as amended ("Securities Act"), and Rule 501 promulgated thereunder, and is being made without registration under the Securities Act in reliance upon the exemptions contained in Sections 3(b), 4(2) and/or 4(6) of the Securities Act and applicable state securities laws. As indicated by the responses on the signature page hereof, the Investor is an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder.


7.   Company Obligations.

     7.1.   Registration Rights.

            (a) Filing of Registration Statement. The Company will file a registration statement with the Securities and Exchange Commission ("Commission") under the Securities Act relating to the resale of the common stock included in the Units and the shares of common stock issuable upon the exercise of the Class A Warrants and Class B Warrants (collectively, "Underlying Common Stock") on or before November 30, 2001. The Company will use its reasonable commercial efforts to cause the registration statement to be declared effective by the Commission.

             (b) Procedures. The Company will promptly give written notice of such proposed registration to all holders ("Holders") of Units and will forward a selling stockholder questionnaire to each Holder which must be completed by the Holder and returned to the Company in order for the Underlying Common Stock to be included in the registration statement.

             (c) Effective and Current. The Company will use its reasonable commercial efforts to keep the registration statement which registers the Underlying Common Stock pursuant hereto effective and the related Prospectus current until the earlier of the date by which all the registered Underlying Common Stock has been sold and the date that the Underlying Common Stock may be sold pursuant to Rule 144(k) promulgated under the Securities Act.

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             (d)  Amended Prospectus. The Company will notify each Holder of such Underlying Common Stock as expeditiously as possible following the effectiveness of such registration statement, of any request by the Commission for the amending or supplementing of such registration statement or prospectus. If the prospectus is amended to comply with the requirements of the Securities Act, the Holders, if notified by the Company, will immediately cease making offers of the Underlying Common Stock and return all prospectuses to the Company and the Company will promptly provide the Holders with revised prospectuses to enable the Holders to resume making offers of the Underlying Common Stock. The Company will promptly notify the Holders, if after delivery of a prospectus to the Holders, that, in the judgment of the Company, it is advisable to suspend use of the prospectus delivered to the Holders due to pending material developments or other events that have not yet been publicly disclosed and as to which the Company believes public disclosure would be detrimental to the Company. Upon receipt of such notice, each such Holder will immediately discontinue any sales of Underlying Common Stock pursuant to such registration statement until such Holder has received copies of a supplemented or amended prospectus or until such Holder is advised in writing by the Company that the then current prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus.

              (e) Covenants. After the filing of the registration statement, the Company will:

                   (i) as expeditiously as possible furnish to each Holder such reasonable numbers of copies of the prospectus in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Underlying Common Stock owned by such Holder;

                   (ii) as expeditiously as possible, notify each Holder, promptly after it receives notice thereof, of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

                   (iii) if any additional shares of common stock are issued to Holders pursuant to the anti-dilution provisions of Section 7.2 hereof, the Company will similarly register such additional shares for resale under the Securities Act.

              (f) Fees and Expenses. In any registration statement in which Underlying Common Stock or additional shares issued pursuant to the anti-dilution provisions are included, the Company will bear all expenses and pay all fees incurred in connection therewith, excluding underwriting discounts and commissions payable with respect to the Underlying Common Stock or additional shares, but including the expenses of providing a reasonable number of copies of the prospectus contained therein to the Holders.

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              (g)  Indemnification.

                   (i) The Company will indemnify the Holders of the Underlying Common Stock to be sold pursuant to any registration statement hereunder, the officers and directors of each Holder, each underwriter of such Underlying Common Stock and each person, if any, who controls such Holders or underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any state securities law or regulation, against all loss, claim, damage, expense or liability (including all reasonable attorneys' fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between
(A) the indemnified party and any third party or otherwise or (B) the indemnitor and the indemnified party only with respect to an action or proceeding to enforce the indemnification provisions of this Section 7.1(g)(i) to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise under the laws of any of the United States or foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (x) any preliminary prospectus, the registration statement or prospectus (as from time to time each may be amended and supplemented); (y) any post-effective amendment or amendments or any new registration statement and prospectus in which is included the Underlying Common Stock; or (z) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Underlying Common Stock under the securities laws thereof or filed with the Securities and Exchange Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in conformity with, written information furnished to the Company by and with respect to such registered holders ("Purchaser Information") expressly for use in any preliminary prospectus, the registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be, or unless the indemnities failed to deliver a final prospectus in which the material misstatement or omission was corrected. Subject to the foregoing provisions of this paragraph, the Company will reimburse such Holder, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such Holder, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. The Company agrees promptly to notify such Holders of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Underlying Common Stock or in connection with the registration statement or prospectus.

                  (ii) The Holders agree to indemnify and hold harmless the Company, the officers and directors of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20(a) of the Exchange Act against all loss, claim, damage, expense or liability to which the Company or such controlling person may become subject,


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under the Securities Act or otherwise insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon Purchaser Information that is included or relied upon by the Company in the registration statement or prospectus or any amendment or supplement thereto or in any application; and will reimburse the Company, officer, director and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided that such loss, claim, damage, expense or liability is found ultimately to arise out of or be based upon such Purchaser Information.

                   (iii) Any party entitled to indemnification hereunder ("Indemnified Party") will permit the Company to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Company, who will conduct the defense of such claim or litigation, will be approved by the Indemnified Party (whose approval shall not be unreasonably withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Company will pay such expense if representation of such Indemnified Party by the counsel retained by the Company would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event will the Company be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Company is also responsible for the expenses of such defense if the Company does not elect to assume such defense. The Company, in the defense of any such claim or litigation may not, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party may consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Company, which consent may not be unreasonably withheld.

              (h) Expiration of Registration Rights. Notwithstanding anything to the contrary contained herein, such registration is not required for a Holder of Underlying Common Stock if in the opinion of counsel to the Company, the Holder can sell his Underlying Common Stock without restriction under Rule 144(k) promulgated under the Securities Act and all restrictive legends under the Securities Act are removed from the certificates representing such securities and any stop transfer order for such certificates is removed.

               (i) Successors. The registration rights granted to the Holders inure to the benefit of all the Holder's successors, heirs, pledges, assignees, transferees and purchasers of the Units or underlying securities.

         7.2.  Anti-Dilution Protection for Common Stock Underlying Units.

               (a) Issuances at Less Than Trigger Price. Except with respect to Excluded Issuances (as defined below), if the Company sells prior to October 31, 2002, shares of common stock or securities convertible or exercisable into shares of common stock ("New Shares"), without consideration or for a

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consideration per share ("New Price") less than the Trigger Price as defined below ("Dilutive Event"), the Company shall issue to each Holder such number of shares of common stock ("Anti-Dilutive Shares") as equal to the difference between the (x) the lesser of the number of shares of common stock included in the Units originally issued to the Holder or the number of shares of common stock included in such Units that continue to be beneficially owned by the Holder on the date of the Dilutive Event and (y) the quotient obtained by dividing the purchase price paid by the Holder for the number of shares of common stock determined in accordance with clause (x) above by the "Weighted Average Price" per share. The Weighted Average Price shall be determined by the application of the following formula:

                           (O x  TP)  +   (NP  x   NS)
                           ---------------------------
                                    O    +   NS

              O     =    the outstanding shares of common stock of the Company
                         determined on a fully diluted basis immediately prior to the Dilutive Event.

              TP    =    the price per share paid by the Holder for the shares
                         of common stock underlying the Unit (i.e., $1.00), as adjusted for stock splits, stock dividends, combinations, reclassifications or other similar events
                         ("Trigger Price").

              NP    =    the New Price per share payable for the New Shares.

              NS    =    the number of New Shares being issued or issuable
                         upon conversion or exercise or exchange of the securities being issued pursuant to the Dilutive Event.

As used herein the term "Excluded Issuances" shall mean (i) the issuance of securities (including, but not limited to, the issuance of common stock and options or warrants to purchase common stock and the subsequent exercise of the same) to directors, officers or consultants of the Company under one of the Company's stock plans or otherwise and (ii) the issuance of securities by the Company pursuant to the exercise of all options or warrants outstanding on August 1, 2001.

              (b) Treatment of Options, etc. In the case of the issuance of options to purchase or rights to subscribe for common stock, securities by their terms convertible into or exchangeable for common stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this Section 7.2:

                   (i) The aggregate maximum number of shares of common stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for common stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company upon the issuance of such options or rights plus the minimum exercise price provided in such options

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or rights (without taking into account potential anti-dilution adjustments) for the common stock covered thereby.

                   (ii) The aggregate maximum number of shares of common stock deliverable upon conversion of, or in exchange for, any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Company (without taking into account potential anti-dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights.

                   (iii) The expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, shall not affect the prior issuance of the Anti-Dilutive Shares.

             (c) Determination of Consideration. In the case of the issuance of securities for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof. In the case of the issuance of common stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors for this purpose, irrespective of any accounting treatment.

             (d) Successors and Assigns. The anti-dilutive rights granted to the Holders do not inure to the benefit of the Holder's successors, pledgees, assignees, transferees and purchasers of the common stock other than those persons deriving rights under the Holder's last will and testament or under the laws of intestacy.

             (e)   Limitations on Dilutive Issuances of Stock.

                   (i) Notwithstanding anything to the contrary contained herein, the Company hereby agrees that it will not issue any New Shares for a per share consideration less than the Trigger Price unless the Holders are able to receive the benefits of the Anti-Dilutive protection benefits pursuant to
Section 7.2.

                    (ii) Notwithstanding anything to the contrary contained herein, the Company will not issue such number of Anti-Dilutive Shares issuable pursuant to the terms of Section 7.2 which would exceed the number of shares of common stock which may be issued without first obtaining shareholder approval pursuant to the rules and policies of the Nasdaq National Market unless the Company has first obtained such approval. The maximum number of shares of common stock issuable as a result of the Nasdaq limitation set forth herein is

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hereinafter referred to as the "Nasdaq Share Limitation." The Company hereby agrees to take the necessary steps to obtain shareholder approval of the issuance of the Anti-Dilutive Shares exceeding the Nasdaq Share Limitation prior to issuing the New Shares which trigger the requirement to obtain shareholder approval.

8.       Investor Representations and Warranties.

         8.1. Investor Representations. I am aware that, except for any rescission rights that may be provided under applicable laws, I am not entitled to cancel, terminate or revoke this subscription, and any agreements made in connection herewith will survive my death or disability. In order to induce the Company to issue and sell the Units to me, I represent and warrant that the information relating to me stated herein is true and complete as of the date hereof and will be true and complete as of the date on which my purchase of Units becomes effective. If, prior to the final consummation of the offer and sale of the Units, there should be any change in such information or any of such information becomes incorrect or incomplete, I agree to notify the Company and supply the Company promptly with corrective information.

          8.2.  Information About the Company.

                (a) I have read the Term Sheet relating to this offering and all exhibits listed therein and fully understand the Term Sheet, including the "Risk Factors" set forth in exhibit 99 to the Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000. I have been given access to full and complete information regarding the Company and have utilized such access to my satisfaction for the purpose of verifying the information included in the Term Sheet and exhibits thereto, and I have either met with or been given reasonable opportunity to meet with officers of the Company for the purpose of asking reasonable questions of such officers concerning the terms and conditions of the offering of the Units and the business and operations of the Company and all such questions have been answered to my full satisfaction. I have also been given an opportunity to obtain any additional relevant information to the extent reasonably available to the Company. I have received all information and materials regarding the Company that I have reasonably requested. After my reading of the materials about the Company, I understand that there is no assurance as to the future performance of the Company.

                  (b) I have received no representation or warranty from the Company or Kirlin Securities or any of their respective officers, directors, employees or agents in respect of my investment in the Company. I am not participating in the offer as a result of or subsequent to: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

           8.3. Speculative Investment. I am aware that the Units are a speculative investment that involves a high degree of risk including, but not limited to, the risk of losses from operations of the Company and the total loss of my investment. I have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units and have obtained, in my judgment, sufficient information from the

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Company to evaluate the merits and risks of an investment in the Company. I have not utilized any person as my purchaser representative (as defined in Regulation
D) in connection with evaluating such merits and risks and have relied solely upon my own investigation in making a decision to invest in the Company. I have been urged to seek independent advice from my professional advisors relating to the suitability of an investment in the Company in view of my overall financial needs and with respect to the legal and tax implications of such investment. I believe that the investment in the Units is suitable for me based upon my investment objectives and financial needs, and I have adequate means for providing for my current financial needs and contingencies and have no need for liquidity with respect to my investment in the Company. The investment in the Company does not constitute all or substantially all of my investment portfolio.

            8.4. Restrictions on Transfer. I understand that (i) none of the Units, shares of common stock, Class A Warrants, Class B Warrants or Underlying Common Stock have been registered under the Securities Act or the securities laws of certain states in reliance on specific exemptions from registration, (ii) no securities administrator of any state or the federal government has recommended or endorsed this Offering or made any finding or determination relating to the fairness of an investment in the Company, and
(iii) the Company is relying on my representations and agreements for the purpose of determining whether this transaction meets the requirements of the exemptions afforded by the Securities Act and certain state securities laws. Other than as set forth herein, I acknowledge that there is no assurance that the Company will file any registration statement for the securities. I acknowledge that there is no assurance that the Company will file any registration statement for the securities I am purchasing, that such registration statement, if filed, will be declared effective or, if declared effective, that the Company will be able to keep it effective until I sell the securities registered thereon. Furthermore, I agree to furnish the Company with such information regarding myself and the distribution of the securities proposed by me as the Company may request in connection with any registration, qualification or compliance with the Company's registration obligations set forth herein.

            8.5. Investment Representation. I am purchasing the securities for my own account for investment and not with a view to, or for sale in connection with, any subsequent distribution of the securities, nor with any present intention of selling or otherwise disposing of all or any part of the Units, shares of common stock, Class A Warrants, Class B Warrants or Underlying Common Stock. I understand that there is no market at present and in all likelihood there will not be any market in the future for the Warrants. I understand and agree that the Units, shares of common stock, Class A Warrants, Class B Warrants or Underlying Common Stock cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities laws of certain states, or an exemption from such registration is available. I understand that the warrants comprising part of the Units may only be transferred to accredited investors. I understand that, except as set forth herein, the Company is under no obligation to register the securities or to assist me in complying with any exemption from such registration under the Securities Act or any state securities laws. I hereby authorize the Company to place a legend denoting the restrictions on the certificates representing the securities.


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            8.6.   Entity Authority. If the Investor is a corporation,
partnership, company, trust, employee benefit plan, individual retirement account, Keogh Plan or other tax-exempt entity, it is authorized and qualified to become an investor in the Company and the person signing this Subscription Agreement and Investor Information Statement on behalf of such entity has been duly authorized by such entity to do so.

            8.7. No Offer Until Determination of Suitability. I acknowledge that any delivery to me of the documents relating to the Offering of the Units prior to the determination by the Company of my suitability will not constitute an offer of the Units until such determination of suitability is made.

            8.8. For Florida Residents. None of the Units, shares of common stock, Class A Warrants, Class B Warrants or Underlying Common Stock have been registered under the Securities Act of 1933, as amended, or the Florida Securities Act, by reason of specific exemptions thereunder relating to the limited availability of the Offering. The Units, shares of common stock, Class A Warrants, Class B Warrants or Underlying Common Stock cannot be sold, transferred or otherwise disposed of to any person or entity unless subsequently registered under the Securities Act of 1933, as amended, or the Securities Act of Florida, if such registration is required. Pursuant to Section 517.061(11) of the Florida Securities Act, when sales are made to five (5) or more persons in Florida, any sale made pursuant to Subsection 517.061(11) of the Florida Securities Act will be voidable by such Florida purchaser either within three days after the first tender of consideration is made by the purchaser to the issuer, an agent of the issuer, or an escrow agent, or within three days after the availability of the privilege is communicated to such purchaser, whichever occurs later. In addition, as required by Section 517.061(11)(a)(3), Florida Statutes and by Rule 3-500.05(a) thereunder, if I am a Florida resident I may have, at the offices of the Company, at any reasonable hour, after reasonable notice, access to the materials set forth in the Rule that the Company can obtain without unreasonable effort or expense.

9. Indemnification. I hereby agree to indemnify and hold harmless the Company and Kirlin Securities, their respective officers, directors, stockholders, employees, agents, and attorneys against any and all losses, claims, demands, liabilities, and expenses (including reasonable legal or other expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person or whether incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party) to which any such indemnified party may become subject, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by me and contained herein, or (b) arise out of or are based upon any breach by me of any representation, warranty, or agreement made by me contained herein. Kirlin Securities is a third-party beneficiary of this Section and this Section may not be modified or amended without the prior written agreement of Kirlin Securities.

10. Severability Remedies. In the event any parts of this Subscription Agreement are found to be void, the remaining provisions of this Subscription Agreement are nevertheless binding with the same effect as though the void parts were deleted.

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11.   Governing Law and Jurisdiction. This Subscription Agreement will be deemed to have been made and delivered in New York City and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of New York. Each of the Company and the Investor hereby (i) agrees that any legal suit, action or proceeding arising out of or relating to this Subscription Agreement will be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding and the right to assert that such forum is not a convenient forum for such suit, action or proceeding, (iii) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding, (iv) agrees to accept and acknowledge service of any and all process that may be served in any such suit, action or proceeding in New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New
York and (v) agrees that service of process upon it mailed by certified mail to its address set forth on my signature page will be deemed in every respect effective service of process upon it in any suit, action or proceeding.

12. Counterparts. This Subscription Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument. The execution of this Subscription Agreement may be by actual or facsimile signature.

13. Benefit. Except as otherwise set forth herein, this Subscription Agreement is binding upon and inures to the benefit of the parties hereto (and Kirlin Securities to the extent it is a third-party beneficiary hereof) and their respective heirs, executors, personal representatives, successors and assigns. Kirlin Securities is a third-party beneficiary with respect to any sections hereof that so state or that otherwise indicate that Kirlin Securities would be entitled to rely on the representations, warranties or covenants made by me therein.

14. Notices. All notices, offers, acceptance and any other acts under this Subscription Agreement (except payment) must be in writing, and is sufficiently given if delivered to the addressees in person, by overnight courier service, or, if mailed, postage prepaid, by certified mail (return receipt requested), and will be effective three days after being placed in the mail if mailed, or upon receipt or refusal of receipt, if delivered personally or by courier or confirmed telecopy, in each case addressed to a party. All communications to me should be sent to my preferred address on the signature page hereto. All communications to the Company should be sent to:

                  Kirlin Holding Corp.
                  6901 Jericho Turnpike
                  Syosset, New York 11791
                  Attention: David O. Lindner, Chief Executive Officer
                  Tel.: (800) 899-9400
                  Fax: (516) 364-5199

      with copies to:

                  Graubard Miller
                  600 Third Avenue
                  New York, New York 10016
                  Attention:  Peter M. Ziemba, Esq.
                  Tel: (212) 818-8711
                  Fax: (212) 818-8881

15. Oral Evidence. This Subscription Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. This Subscription Agreement may not be changed, waived, discharged, or terminated orally, but rather, only by a statement in writing signed by the party or parties against which enforcement or the change, waiver, discharge or termination is sought.

16. Section Headings. Section headings herein have been inserted for reference only and will not be deemed to limit or otherwise affect, in any matter, or be deemed to interpret in whole or in part, any of the terms or provisions of this Subscription Agreement.

17. Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained herein will survive the delivery of, and the payment for, the Units.

18. Acceptance of Subscription. The Company may accept this Subscription Agreement at any time for all or any portion of the Securities subscribed for by executing a copy hereof as provided and notifying me within a reasonable time thereafter.

SIGNATURE PAGE FOR INDIVIDUAL INVESTORS - COMPLETE ALL INFORMATION

Name: ____________________  Name of Joint Investor (if any): __________________

Residence Address:  ___________________________________________________________

Telephone:   (H)_______________(W)___________________Fax _______________

Occupation:__________________Employer:_________________________________________

Business Address: _____________________________________________________________

Send communications to:   |_| Home   |_| Office   |_| E-Mail: _________________

Age:  _______________

Social Security Number:  ____________________

Check manner in which securities are to be held:


|_| Individual Ownership   |_| Tenants in Common   |_| Joint Tenants with
                                                       Right of Survivorship
                                                       (both parties must sign)

|_|    Community Property                          |_| Other (please indicate)

                                                   ___________________________

Amount Of Investment:   $__________________ (or ___________ Units)

Accredited Investor Status For Individuals. (INVESTORS THAT ARE CORPORATIONS, LIMITED LIABILITY COMPANIES, PARTNERSHIPS, REVOCABLE TRUSTS, IRREVOCABLE TRUSTS, EMPLOYEE BENEFIT PLAN TRUSTS AND INDIVIDUAL RETIREMENT ACCOUNTS SHOULD IGNORE THE FOLLOWING QUESTIONS AND PROCEED TO THE ENTITY SIGNATURE PAGE).

        (a) I am an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder because (check any boxes that apply):

        |_| My individual annual income during each of the two most recent years exceeded $200,000 and I expect my annual income during the current year will exceed $200,000.

        |_| If I am married, my joint annual income with my spouse during each of the two most recent years exceeded $300,000 and I expect my joint annual income with my spouse during the current year will exceed $300,000.


        |_| My individual or joint (together with my spouse) net worth (including my home, home furnishings and automobiles) exceeds $1,000,000.


        (b)   The aggregate value of my assets is  approximately $___________.


        (c)   My aggregate liabilities are approximately $___________.


        (d)   My current and expected income is:

              ---------------------------- -------------------------
                         YEAR             |        INCOME
              ---------------------------- -------------------------
                   2001 (estimated)       |$
                                          |
              ---------------------------- -------------------------
                    2000 (Actual)         |$
                                          |
              ---------------------------- -------------------------
                    1999 (Actual)         |$
                                          |
              ---------------------------- -------------------------


         I hereby confirm the information set forth above is true and correct in all respects as of the date hereof and will be on the date of the purchase of Units.

     --------------------------------------------------------------------------
     ALL INVESTORS MUST SIGN              |   The foregoing subscription is
     AND PRINT NAME BELOW                 |   accepted and the Company hereby
                                          |   agrees to be bound by its terms.
     Signature:_________________________  |
                                          |   Kirlin Holding Corp.
     Print Name:________________________  |
                                          |
     Date:______________________________  |   By: _____________________________
                                          |
     Signature:_________________________  |   Name:____________________________
                                          |
     Print Name:________________________  |   Title:___________________________
                                          |
     Date:______________________________  |   Date:____________________________

     --------------------------------------------------------------------------

SIGNATURE PAGE FOR ENTITY INVESTORS - COMPLETE ALL INFORMATION

Name of Entity: _______________________________________________________________

Address of Principal Office:___________________________________________________

Telephone:   ____________________________     Fax:  ___________________________

Taxpayer Identification Number:  ____________________________

Check type of Entity:

   |_|  Employee Benefit  |_| Limited     |_| General     |_|  Individual
        Plan Trust            Partnership     Partnership      Retirement
                                                                Account

   |_|  Limited Liability |_| Revocable   |_| Corporation |_|  Other
           Company            Trust                            (please indicate)

   |_| Irrevocable Trust (If the Investor is an Irrevocable Trust, a supplemental questionnaire must be completed by the person directing the decision for the trust to determine by accredited investor status. Please contact Kirlin Securities for a copy of such supplemental questionnaire.)

Amount Of Investment:   $__________________ (or ___________ Units)

Date of Formation or incorporation: __________  State of Formation: ___________

Describe the business of the Entity: __________________________________________
_______________________________________________________________________________

List the names and positions of the executive officers, managing members, partners or trustees authorized to act with respect to investments by the Entity generally and specify who has the authority to act with respect to this investment.

     ------------------------ --------------------- ----------------------------
                             |                     |    Authority for this
     Name                    | Position            |   investment (yes or no)
     ------------------------ --------------------- ----------------------------
                             |                     |
     ------------------------ --------------------- ----------------------------
                             |                     |
     ------------------------ --------------------- ----------------------------
                             |                     |
     ------------------------ --------------------- ----------------------------
                             |                     |
     ------------------------ --------------------- ----------------------------

Accredited Investor Status for Entities.

(a) Check all boxes which apply (IRA Entities can skip this question and go to (b)):

           |_| The Entity was not formed for the specific purpose of investing in the Company
           |_| The Entity has total assets in excess of $5 million dollars
           |_| For Employee Benefit Plan Trusts Only: The decision to invest in the Company was made by a plan fiduciary, as defined in Section 3(21) of ERISA, who is either a bank, insurance company or registered investment advisor.

(b) If you did not check the first two of the three boxes in Question (a) or if the Entity is an Individual Retirement Account, a Self-directed Employee Benefit Plan Trust or an Irrevocable Trust, list the name of each person who:

         (i) owns an equity interest in the Entity (i.e., each shareholder if the Entity is a corporation, each member if the Entity is a limited liability company and each partner if the Entity is a partnership); or

         (ii) is a grantor for the revocable trust or Individual Retirement Account; or

         (iii) is the person making the investment decision for a self-directed Employee Benefit Plan Trust; or

         (iv) is the person making the investment decisions for an Irrevocable Trust.

       ---------------------------          --------------------------

       ---------------------------          --------------------------

EACH PERSON LISTED ABOVE MUST SEPARATELY COMPLETE AND SUBMIT TO THE COMPANY THE ANSWERS TO THE QUESTIONS FOLLOWING THE SIGNATUREBOX BELOW AND SIGN THE WRITTEN CONFIRMATION IMMEDIATELY FOLLOWING.

     ------------------------------------ --------------------------------------
     INVESTOR:                           |The foregoing subscription is accepted
                                         |and the Company hereby agrees to be
                                         |bound by its terms.
                                         |
                                         |Kirlin Holding Corp.
     ----------------------------------  |
     Signature of Authorized Signatory   |
                                         |By: _________________________________
     Name:____________________________   |Name:________________________________
     Title:___________________________   |Title: ______________________________
     Date:____________________________   |Date: _______________________________
     -----------------------------------  -------------------------------------

Accredited Investor Questions for Entity equity owners and investment decision makers

(a) I am an accredited investor within the meaning of Section 2(15) of the Securities Act and Rule 501 promulgated thereunder because (check any boxes that apply):


         |_| My individual annual income during each of the two most recent years exceeded [GRAPHIC OMITTED$200,000 and I expect my annual income during the current year will exceed $200,000.


         |_| If I am married, my joint annual income with my spouse during each of the two most [GRAPHIC OMITTEDrecent years exceeded $300,000 and I expect my joint annual income with my spouse during the current year will exceed $300,000.


         |_| My individual or joint (together with my spouse) net worth (including my home, [GRAPHIC OMITTEDhome furnishings and automobiles) exceeds $1,000,000.



(b)      The aggregate value of my assets is  approximately $___________.

(c)      My aggregate liabilities are approximately $___________.

(d)      My current and expected income is:


              ---------------------------- -------------------------
                         YEAR             |        INCOME
              ---------------------------- -------------------------
                   2001 (estimated)       |$
                                          |
              ---------------------------- -------------------------
                    2000 (Actual)         |$
                                          |
              ---------------------------- -------------------------
                    1999 (Actual)         |$
                                          |
              ---------------------------- -------------------------

I hereby confirm the information set forth above is true and correct in all respects as of the date hereof and will be on the date of the purchase of Units.



Date:________________________________      __________________________________
                                           Name: